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                                                                Exhibit 10.47(f)


                                 AMENDMENT NO. 5
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT



      Amendment No. 5, dated as of February 28, 2001, to Amended and Restated Loan Agreement, dated as of April 20, 1999 (as amended, supplemented or modified from time to time the "Loan Agreement"), by and between National Wireless Holdings Inc., a Delaware corporation ("Lender" or "National") and Electronic Data Submission Systems, Inc., a Delaware corporation ("Borrower").

       WHEREAS, Lender has advanced to Borrower $1,800,000 of the Initial Commitment (as hereinafter defined) and $3,000,000 of a $3,000,000 Bridge Commitment (as hereinafter defined) under the Loan Agreement;

       WHEREAS, the accrued and unpaid interest under the Loan Agreement, aggregating $613,739 on the date hereof (the "Accrued Interest"), has been added to the principal amount due;

       WHEREAS, the capitalized terms not otherwise defined herein and sections referenced have the meanings contained in the Loan Agreement; and

      WHEREAS, Borrower and Lender wish to amend the terms of the Loan Agreement, which serves as a bridge to a proposed long term debt or equity financing of the Borrower from third parties, which may include banks (the "Proposed Financing");

      NOW THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, and subject to the conditions set forth herein, the parties hereto hereby agree that:

      1. The following definitions set forth in Section 1.1 of the Loan Agreement be, and they hereby are, amended to read, in their entirety, as follows:

            "Commitment" - the obligation of National to make Loans hereunder in the aggregate principal amount at any one time outstanding equal to the sum of (i) the Initial Commitment, (ii) the Bridge Commitment, and (iii) the Additional Commitment. "Initial Commitment" shall mean up to One Million Eight Hundred Thousand Dollars ($1,800,000). "Bridge Commitment" shall mean up to Three Million Dollars ($3,000,000). "Additional Commitment" shall mean up to Seven Hundred Thousand Dollars ($700,000).

            "Note" - the Initial Note, the Amended and Restated Bridge Note, and the Additional Note, each as defined in subsection 2.4(a) hereof.

      2. Section 2.4(a) of the Loan Agreement be, and it hereby is, amended to read, in its entirety, as follows:

      Section 2.4. NOTES.

            (a) The Loans in respect of the Initial Commitment shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A annexed hereto (the


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      "Initial Note"), dated the date hereof, payable to the order of National, in a principal amount equal to the Initial Commitment and otherwise duly completed. The Loans in respect of the Bridge Commitment shall be made only in accordance with a budget approved from time to time by the Lender and shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit K annexed hereto (the "Amended and Restated Bridge Note"), dated as of the date thereof, payable to the order of National, in a principal amount equal to the Bridge Commitment and otherwise duly completed. The Loans in respect of the Additional Commitment shall be made only in accordance with a budget approved from time to time by the Lender and shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit L annexed hereto (the "Additional Note"), dated as of the date thereof, payable to the order of National, in a principal amount equal to the Additional Commitment and otherwise duly completed.

      3. Section 2.5(a) of the Loan Agreement be, and it hereby is, amended to read, in its entirety, as follows:

            (a) Subject to earlier prepayment as herein provided or as provided in the Initial Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Initial Commitment outstanding on December 31, 2002. Subject to earlier prepayment as herein provided or as provided in the Bridge Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Bridge Commitment and Accrued Interest on December 31, 2002. Subject to earlier prepayment as herein provided or as provided in the Additional Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Additional Commitment on December 31, 2002.

      2. Exhibit L to the Loan Agreement is hereby replaced by Exhibit L attached hereto. Exhibit M to the Loan Agreement is hereby deleted in its entirety.

      3. National hereby waives breaches existing on the date hereof of covenants of Borrower set forth in Sections 6.9, 7.1(b), 7.5 and 7.11 of the Loan Agreement, without prejudice to its rights arising from breaches of any covenants of the Loan Agreement, including without limitation the mentioned covenants, from and after the date hereof.

      4. Except as expressly amended hereby, all terms and conditions of the Loan Agreement and all other Loan Documents remain in full force and effect. All collateral security and guarantees in connection with the Loan Agreement and/or the Loan Documents are hereby confirmed and ratified in all respects. The execution, delivery and performance of this letter amendment has been duly authorized by the Borrower and is the valid, binding and enforceable obligation of Borrower, enforceable in accordance with its terms.

      5. The Lender reserves all of Lender's rights with respect to any breaches, defaults, or other matters in existence in connection with the Loan Agreement, and the execution and delivery of this Amendment No. 5 shall not affect any of the rights of Lender with respect thereto.



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      6. Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

      7. Each of the parties hereto (i) acknowledges that Hahn & Hessen LLP has acted, and from time to time continues to act, as counsel to Lender, or affiliates thereof, as well as to Borrower, (ii) consents to the representation of the Borrower and such other representation of Lender by Hahn & Hessen LLP and
(iii) waives any conflicts of interest claim which may arise therefrom.

      8. This Amendment No. 5 may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the undersigned. Delivery of an executed counterpart of a signature page to this Amendment No. 5 by fax shall be as effective as delivery of a manually executed signature page hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the date first above set forth.

                                          NATIONAL WIRELESS HOLDINGS INC.

                                          By:  /s/ Terrence S. Cassidy
                                          Title: Principal Executive Officer
AGREED:

ELECTRONIC DATA SUBMISSION SYSTEMS, INC.

By: /s/ Ana L. English
Title: Chief Operating Officer




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